UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) AnnTaylor, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Confidentiality, Non-solicitation of Associates and Non-competition Agreement dated June 9, 2008 between the Company and Brian Lynch (as amended, the “Agreement”). Under the Amendment, if Mr. Lynch terminates his employment for “Good Reason” (as defined in the Amendment), he will be entitled to the benefits set forth in Paragraph 2 of the Agreement as if he had been terminated by the Company without Cause (as defined in the Agreement). In addition, if Mr. Lynch terminates his employment without Good Reason, the Company will not waive the provisions of Paragraph 2(b) of the Agreement or shorten the Non-Competition Period pursuant to Paragraph 2(c) of the Agreement.

The above description of the Amendment is not intended to be complete and is qualified in its entirety by the specific language in the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: December 19, 2008		Executive Vice President,
General Counsel and Secretary